Exhibit 99.1

Media	Investors
Ancel Martinez	John M. Campbell
415-222-3858	415-396-0523
Friday, April 13, 2018
WELLS FARGO REPORTS PRELIMINARY FIRST QUARTER 2018 NET INCOME
OF $5.9 BILLION; DILUTED EPS OF $1.12

▪
Our preliminary financial results may need to be revised to reflect additional accruals for the CFPB/OCC matter, discussed on page 2, when we file our final financial statements in our Quarterly Report on Form 10-Q.

▪	Preliminary financial results:

◦	Preliminary net income of $5.9 billion, compared with $5.6 billion in first quarter 2017

◦	Diluted earnings per share (EPS) of $1.12, compared with $1.03

◦	Revenue of $21.9 billion, down from $22.3 billion

•	Net interest income of $12.2 billion, down $86 million, or 1 percent

•	Noninterest income of $9.7 billion, down $235 million, or 2 percent

◦	Average deposits of $1.3 trillion, down $2.0 billion

◦	Average loans of $951.0 billion, down $12.6 billion, or 1 percent

◦	Return on assets (ROA) of 1.26 percent, return on equity (ROE) of 12.37 percent, and return on average tangible common equity (ROTCE) of 14.75 percent[1]

▪	Credit quality:

◦	Provision expense of $191 million, down $414 million, or 68 percent, from first quarter 2017

•	Net charge-offs of $741 million, down $64 million

▪	Net charge-offs were 0.32 percent of average loans (annualized), down from 0.34 percent

•	Reserve release[2] of $550 million, compared with a $200 million reserve release in first quarter 2017

◦	Nonaccrual loans of $7.7 billion, down $2.0 billion, or 21 percent

▪	Capital position and return:

◦	Common Equity Tier 1 ratio (fully phased-in) of 12.0 percent[3]

◦	Returned $4.0 billion to shareholders through common stock dividends and net share repurchases, up 30 percent from $3.1 billion in first quarter 2017

•	Net share repurchases of $2.1 billion, up 78 percent

•	Period-end common shares outstanding down 122.9 million shares
Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, including developments with respect to the resolution of regulatory matters, which could cause us to take additional accruals in the first quarter, or the discovery of additional information.
1 Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
3 See table on page 37 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Earnings
Diluted earnings per common share	$1.12	1.16	1.03
Wells Fargo net income (in billions)	5.94	6.15	5.63
Return on assets (ROA)	1.26%	1.26	1.18
Return on equity (ROE)	12.37	12.47	11.96
Return on average tangible common equity (ROTCE) (a)	14.75	14.85	14.35
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.32%	0.31	0.34
Allowance for credit losses as a % of total loans	1.19	1.25	1.28
Allowance for credit losses as a % of annualized net charge-offs	376	401	376
Other
Revenue (in billions)	$21.9	22.1	22.3
Efficiency ratio (b)	64.9%	76.2	62.0
Average loans (in billions)	$951.0	951.8	963.6
Average deposits (in billions)	1,297.2	1,311.6	1,299.2
Net interest margin	2.84%	2.84	2.87

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported preliminary results, including net income of $5.9 billion, or $1.12 per diluted common share, for first quarter 2018, compared with $5.6 billion, or $1.03 per share, for first quarter 2017, and $6.2 billion, or $1.16 per share, for fourth quarter 2017. These preliminary results are subject to change due to our ongoing discussions with the Consumer Financial Protection Bureau (CFPB) and Office of the Comptroller of the Currency (OCC) to resolve matters regarding our compliance risk management program and our past practices involving certain automobile collateral protection insurance policies and certain mortgage interest rate lock extensions (the “CFPB/OCC matter”), which the CFPB and OCC have collectively offered to resolve for an aggregate of $1 billion in civil money penalties. At this time, we are unable to predict final resolution of the CFPB/OCC matter and cannot reasonably estimate our related loss contingency. Accordingly, the preliminary financial results we report today may need to be revised to reflect additional accruals for the CFPB/OCC matter when we file our final financial statements in our Quarterly Report on Form 10-Q with the SEC.
Chief Executive Officer Tim Sloan said, “I’m confident that our outstanding team will continue to transform Wells Fargo into a better, stronger company; however, we recognize that it will take time to put all of our challenges behind us. During the first quarter our team members continued to focus on our vision of satisfying our customers’ financial needs and helping them succeed financially. We also made progress on our priority of rebuilding trust with our customers, team members, communities, regulators, and shareholders. The efforts to build a better Wells Fargo during the quarter included continuing to improve our compliance and operational risk management programs, investing in innovative products and services that enhance the customer experience including the roll-out of our digital mortgage application and predictive banking service, and increasing the minimum hourly pay rate for U.S.-based team members. We also began executing on our goal to increase donations to nonprofit and community organizations by approximately 40 percent in 2018, and we’re proud that Wells Fargo was recently named number one in U.S. workplace giving for the ninth consecutive year by United Way Worldwide. In addition, we continued to make progress on our expense savings initiatives and remain on track to achieve our target of $4 billion in expense reductions by the end of 2019.”

Chief Financial Officer John Shrewsberry said, “Wells Fargo preliminarily reported $5.9 billion of net income in the first quarter, subject to the resolution of the CFPB/OCC matter noted in today's earnings release. Our financial results included continued strong credit performance, liquidity and capital levels. We returned $4.0 billion to shareholders through common stock dividends and net share repurchases in the first quarter, up 30 percent from a year ago. Our capital remained well above our internal target, and returning more capital to shareholders remains a priority. Our expenses in the first quarter included typically higher personnel expense; however, our noninterest expense dollar target range for full year 2018 remains unchanged.”
Net Interest Income
Net interest income in first quarter 2018 was $12.2 billion, down $75 million, compared with fourth quarter 2017, driven primarily by two fewer days in the quarter, hedge ineffectiveness accounting, and lower loan swap income related to the unwind of the receive-fixed swap portfolio, partially offset by the net repricing impact of higher interest rates.
Net interest margin was 2.84 percent, flat compared with fourth quarter 2017. The negative impact to net interest margin from hedge ineffectiveness accounting and lower loan swap income was offset by the net repricing benefit of higher interest rates.
Noninterest Income
Noninterest income in first quarter was $9.7 billion, down $41 million, compared with fourth quarter 2017. First quarter noninterest income reflected lower deposit service charges, card fees, other fees and insurance income, partially offset by higher market sensitive revenue4. First quarter results include the impact of the adoption of new accounting standards for Recognition and Measurement of Financial Assets and Financial Liabilities (Financial Instruments) and Revenue from Contracts With Customers (Revenue Recognition). See pages 17 and 18 in this Report for more information.

•
Deposit service charges of $1.2 billion were down $73 million in the first quarter primarily driven by the impact of customer-friendly changes including the first full quarter impact of Overdraft RewindSM.

•
Card fees were $908 million, down from $996 million in fourth quarter 2017, and included the impact of the new accounting standard for Revenue Recognition, which lowered card fees and reduced noninterest expense by an equal amount due to the netting of card payment network charges against related interchange and network revenues in card fees. Additionally, interchange revenue was seasonally lower in the first quarter.

•	Other fees were $800 million, compared with $913 million in fourth quarter 2017, as first quarter results included lower commercial real estate brokerage commissions.

•
Mortgage banking income was $934 million, up slightly from $928 million in fourth quarter 2017. As expected, residential mortgage loan originations declined in the first quarter, down to $43 billion, from $53 billion in the

4 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.

fourth quarter. The production margin on residential held-for-sale mortgage loan originations5 was 0.94 percent, compared with 1.25 percent in the fourth quarter, due to increased price competition and a higher percentage of correspondent volume, which has lower production margins than retail originations. Net mortgage servicing income was $468 million in the first quarter, up from $262 million in the fourth quarter, driven by higher net mortgage servicing rights (MSR) valuation gains, lower unreimbursed servicing costs and lower loan payoffs.

•	Insurance income was $114 million, down $109 million from fourth quarter 2017, due to the sale of Wells Fargo Insurance Services USA, which closed in November 2017.

•
Market sensitive revenue was $1.0 billion, compared with $728 million in fourth quarter 2017. Net gains from equity securities included $250 million of gains from the impact of the new accounting standard for Financial Instruments which requires any gain or loss associated with the fair value measurement of equity securities to be reflected in earnings. In addition, net gains from trading activities were higher in first quarter 2018 due to increased trading results in Wells Fargo Securities. These increases were partially offset by lower net gains from debt securities.

•
Other income was $438 million, compared with $405 million in the fourth quarter. First quarter results included a $643 million gain from sales of $1.6 billion of purchased credit-impaired Pick-a-Pay loans and a $202 million gain from the sale of Wells Fargo Shareowner Services, which closed in February 2018. These gains were partially offset by a lower of cost or market (LOCOM) adjustment related to the previously announced sale of certain automobile loans of Reliable Financial Services Inc., as well as other mark-to-market adjustments. Fourth quarter 2017 included an $848 million gain on the sale of Wells Fargo Insurance Services USA, partially offset by $414 million of impairments on low income housing and renewable energy investments due to the Tax Cuts & Jobs Act (Tax Act).

Noninterest Expense
Noninterest expense in the first quarter was $14.2 billion, compared with $16.8 billion in the prior quarter. First quarter expenses included operating losses of $668 million, down from $3.5 billion in fourth quarter 2017, which were elevated due to litigation accruals for a variety of matters, including mortgage-related regulatory investigations, sales practices, and other consumer-related matters. First quarter expenses also included $781 million of seasonally higher employee benefits and incentive compensation expense. Other expense was higher primarily due to a reduction in other expense in fourth quarter 2017 as a result of a $117 million gain on the sale of a corporate property. Outside professional services and advertising and promotion expense, which typically decline in the first quarter, were lower compared with fourth quarter 2017. The efficiency ratio was 64.9 percent in first quarter 2018, down from 76.2 percent in the fourth quarter, driven primarily by lower operating losses.
Loans
Total average loans were $951.0 billion in the first quarter, down $798 million from the fourth quarter. Period-end loan balances were $947.3 billion at March 31, 2018, down $9.5 billion from December 31, 2017. Commercial loans were flat compared with December 31, 2017 with growth in commercial and industrial loans, largely offset by declines in commercial real estate loans. Consumer loans decreased $9.5 billion from the prior quarter, driven by:
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 42 for more information.

•
a $3.8 billion decline in automobile loans due to the reclassification of $1.6 billion to loans held for sale as a result of the previously announced sale of certain assets of Reliable Financial Services Inc., as well as expected continued runoff

•	a $1.9 billion decline in credit card balances primarily due to seasonality

•	a $1.8 billion decline in the junior lien mortgage portfolio as payoffs continued to exceed new originations

•	a $1.4 billion decline in 1-4 family first mortgage loans, driven by $1.6 billion of sales of purchased credit-impaired Pick-a-Pay loans
Period-End Loan Balances

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Commercial	$503,396	503,388	500,150	505,901	505,004
Consumer	443,912	453,382	451,723	451,522	453,401
Total loans	$947,308	956,770	951,873	957,423	958,405
Change from prior quarter	$(9,462)	4,897	(5,550)	(982)	(9,199)
Debt and Equity Securities
As a result of the adoption of the new accounting standard for Financial Instruments, the balance sheet now includes more detailed disclosure of debt and equity securities.
Debt securities include debt securities available for sale and held to maturity, as well as debt securities held for trading. Debt securities were $473.0 billion at March 31, 2018, down $398 million from the fourth quarter, as approximately $13.1 billion of purchases, primarily federal agency mortgage-backed securities (MBS) in the available-for-sale portfolio, were more than offset by run-off and sales.
Net unrealized losses on available-for-sale debt securities were $(1.9) billion at March 31, 2018, compared with net unrealized gains of $1.5 billion at December 31, 2017, primarily due to higher interest rates and wider MBS spreads during the quarter.

Equity securities include marketable and non-marketable equity securities, as well as equity securities held for trading. Equity securities were $58.9 billion at March 31, 2018, down $3.6 billion from the fourth quarter, predominantly due to a decline in equity securities held for trading.
Deposits
Total average deposits for first quarter 2018 were $1.3 trillion, down $14.4 billion from the prior quarter. The decline was driven by a decrease in commercial deposits primarily from financial institutions, including a modest impact from actions the Company took to comply with the asset cap included in the consent order issued by the Board of Governors of the Federal Reserve System on February 2, 2018. Average consumer and small business banking deposits of $755.5 billion for first quarter 2018 were down $2.1 billion from the prior quarter, as growth in Community Banking deposits was more than offset by lower Wealth and Investment Management deposits. The average deposit cost for first quarter 2018 was 34 basis points, up 6 basis points from the prior quarter and 17 basis points from a year ago, primarily driven by an increase in commercial and Wealth and Investment Management deposit rates.

Capital
Capital in the first quarter continued to exceed our internal target, with a Common Equity Tier 1 ratio (fully phased-in) of 12.0 percent3, flat compared with the prior quarter. In first quarter 2018, the Company repurchased 50.6 million shares of its common stock, which reduced period-end common shares outstanding by 17.7 million.
Credit Quality

Net Loan Charge-offs
The quarterly loss rate was 0.32 percent (annualized), compared with 0.31 percent in the prior quarter and 0.34 percent a year ago. Commercial and consumer losses were 0.06 percent and 0.60 percent, respectively. Total credit losses were $741 million in first quarter 2018, down $10 million from fourth quarter 2017. Commercial losses were down $37 million driven by lower oil and gas portfolio losses. Consumer losses increased $27 million driven by higher automobile loan losses.
Net Loan Charge-Offs

	Quarter ended
	March 31, 2018		December 31, 2017		March 31, 2017
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$85	0.10%	$118	0.14%	$171	0.21%
Real estate mortgage	(15)	(0.05)	(10)	(0.03)	(25)	(0.08)
Real estate construction	(4)	(0.07)	(3)	(0.05)	(8)	(0.15)
Lease financing	12	0.25	10	0.20	5	0.11
Total commercial	78	0.06	115	0.09	143	0.11
Consumer:
Real estate 1-4 family first mortgage	(18)	(0.03)	(23)	(0.03)	7	0.01
Real estate 1-4 family junior lien mortgage	(8)	(0.09)	(7)	(0.06)	23	0.21
Credit card	332	3.69	336	3.66	309	3.54
Automobile	208	1.64	188	1.38	167	1.10
Other revolving credit and installment	149	1.60	142	1.46	156	1.60
Total consumer	663	0.60	636	0.56	662	0.59
Total	$741	0.32%	$751	0.31%	$805	0.34%

(a)
Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized. See explanation on page 34 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $388 million, or 4 percent, from fourth quarter 2017 to $8.3 billion. Nonaccrual loans decreased $317 million from fourth quarter 2017 to $7.7 billion primarily driven by lower commercial and industrial nonaccruals reflecting continued improvement in the oil and gas portfolio, as well as continued declines in consumer real estate nonaccruals.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	March 31, 2018		December 31, 2017		March 31, 2017
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,516	0.45%	$1,899	0.57%	$2,898	0.88%
Real estate mortgage	755	0.60	628	0.50	672	0.51
Real estate construction	45	0.19	37	0.15	40	0.16
Lease financing	93	0.48	76	0.39	96	0.50
Total commercial	2,409	0.48	2,640	0.52	3,706	0.73
Consumer:
Real estate 1-4 family first mortgage	4,053	1.43	4,122	1.45	4,743	1.73
Real estate 1-4 family junior lien mortgage	1,087	2.87	1,086	2.73	1,153	2.60
Automobile	117	0.24	130	0.24	101	0.17
Other revolving credit and installment	53	0.14	58	0.15	56	0.14
Total consumer	5,310	1.20	5,396	1.19	6,053	1.34
Total nonaccrual loans	7,719	0.81	8,036	0.84	9,759	1.02
Foreclosed assets:
Government insured/guaranteed	103		120		179
Non-government insured/guaranteed	468		522		726
Total foreclosed assets	571		642		905
Total nonperforming assets	$8,290	0.88%	$8,678	0.91%	$10,664	1.11%
Change from prior quarter:
Total nonaccrual loans	$(317)		$(583)		$(625)
Total nonperforming assets	(388)		(647)		(698)

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $11.3 billion at March 31, 2018, down $647 million from December 31, 2017. “Credit performance remained strong in the first quarter,” said Chief Risk Officer Mike Loughlin. “We released $550 million from the allowance for credit losses. Approximately $400 million of the release was driven by a reduction in allowance previously held for hurricane-related losses. The remainder of the release was due to continued improvement in residential real estate, both in first and junior lien mortgage loan portfolios, and lower loan balances.” The allowance coverage for total loans was 1.19 percent, compared with 1.25 percent in fourth quarter 2017. The allowance covered 3.8 times annualized first quarter net charge-offs, compared with 4.0 times in the prior quarter. The allowance coverage for nonaccrual loans was 147 percent at March 31, 2018, compared with 149 percent at December 31, 2017. The Company believes the allowance was appropriate for losses inherent in the loan portfolio at March 31, 2018.

Business Segment Performance
Financial information for our operating segments reflect revisions to our previously reported amounts to reflect a change, adopted in first quarter 2018, in our methodology for assigning funding charges and credits to our lines of business and for reclassifications made in connection with the adoption a new accounting standard for Financial Instruments. See pages 17 and 18 in this Report for more information.

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Community Banking	$2,713	3,472	2,824
Wholesale Banking	2,875	2,373	2,485
Wealth and Investment Management	714	675	665

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations in support of the other operating segments and results of investments in our affiliated venture capital partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Total revenue	$11,830	11,720	11,823
Provision for credit losses	218	636	646
Noninterest expense	7,902	10,216	7,281
Segment net income	2,713	3,472	2,824
(in billions)
Average loans	470.5	473.2	480.7
Average assets	1,061.9	1,073.2	1,095.8
Average deposits	747.5	738.3	717.8

Community Banking reported net income of $2.7 billion, down $759 million, or 22 percent, from fourth quarter 2017. The decline in net income from fourth quarter 2017 was primarily driven by the inclusion in the fourth quarter of the benefit of the estimated impact of the Tax Act to the Company. Revenue in the first quarter was $11.8 billion, up $110 million, or 1 percent, from fourth quarter 2017, and included a gain on sales of Pick-a-Pay loans and higher market sensitive revenue, partially offset by lower net interest income, card fees, and service charges on deposit accounts. Noninterest expense decreased $2.3 billion, or 23 percent, compared with fourth quarter 2017, driven primarily by a decline in litigation accruals, partially offset by seasonally higher personnel expense. The provision for credit losses decreased $418 million from the prior quarter.
Net income was down $111 million, or 4 percent, from first quarter 2017 due to higher expenses, partially offset by a lower provision for credit losses and the lower income tax rate. Revenue was flat compared with a year ago due to higher net interest income, a gain on sales of Pick-a-Pay loans, higher market sensitive revenue, and higher trust and investment fees, offset by lower mortgage banking revenue and service charges on deposit accounts. Noninterest expense increased $621 million, or 9 percent, from a year ago primarily driven by higher operating losses and personnel expense. The provision for credit losses decreased $428 million from a year ago.

Retail Banking and Consumer Payments, Virtual Solutions and Innovation

•
Nearly 387,000 branch customer experience surveys completed during first quarter 2018, with ‘Loyalty’ scores reaching their highest levels since August 2016, while ‘Overall Satisfaction with Most Recent Visit’ scores continued to improve from the prior quarter

•	5,805 retail bank branches as of the end of first quarter 2018, reflecting 58 branch consolidations in the quarter

•	Primary consumer checking customers[6],[7] up 0.9 percent year-over-year

•	Debit card point-of-sale purchase volume[8] of $81.8 billion in first quarter, up 8 percent year-over-year

•	Credit card point-of-sale purchase volume of $17.4 billion in first quarter, up 8 percent year-over-year

•	28.8 million digital (online and mobile) active customers, including 21.8 million mobile active users7, [9]

•	Dynatrace's Mobile Banking Scorecard named Wells Fargo's mobile app #1 in Overall Performance, Functionality, and Quality and Availability (March 2018)

•	In March, Barlow Research awarded Wells Fargo Gateway "Overall Most Innovative" in its 2018 Monarch Innovation Awards
Consumer Lending

•	Home Lending

◦	Originations of $43 billion, down from $53 billion in prior quarter, primarily due to seasonality

◦	Applications of $58 billion, down from $63 billion in prior quarter, primarily due to seasonality

◦	Application pipeline of $24 billion at quarter end, up from $23 billion at December 31, 2017

•
Automobile originations of $4.4 billion in first quarter, up 2 percent compared with prior quarter; and down 20 percent from prior year, as proactive steps to tighten underwriting standards resulted in lower origination volume

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of February 2018, comparisons with February 2017.
8 Combined consumer and business debit card purchase volume dollars.
9 Primarily includes retail banking, consumer lending, small business and business banking customers.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Commercial Real Estate, Corporate Banking, Financial Institutions Group, Government and Institutional Banking, Middle Market Banking, Principal Investments, Treasury Management, Wells Fargo Commercial Capital, and Wells Fargo Securities.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Total revenue	$7,279	7,440	7,577
Provision (reversal of provision) for credit losses	(20)	20	(43)
Noninterest expense	3,978	4,187	4,167
Segment net income	2,875	2,373	2,485
(in billions)
Average loans	465.1	463.5	468.3
Average assets	829.2	837.2	810.5
Average deposits	446.0	465.7	465.3

Wholesale Banking reported net income of $2.9 billion, up $502 million, or 21 percent, from fourth quarter 2017. First quarter results benefited from the reduced income tax rate. Revenue of $7.3 billion decreased $161 million, or 2 percent, compared with the prior quarter, due to lower net interest income, lower commercial real estate brokerage fees, lower insurance income related to the sale of Wells Fargo Insurance Services USA (WFIS), and the gain on the sale of WFIS recognized in fourth quarter 2017, partially offset by the gain on the sale of Wells Fargo Shareowner Services recognized in the first quarter and higher market sensitive revenue. Fourth quarter 2017 also included impairments on low income housing and tax-advantaged renewable energy investments due to the Tax Act. Noninterest expense decreased $209 million, or 5 percent, from the prior quarter reflecting two less months of WFIS operating expenses and lower operating losses, partially offset by seasonally higher personnel expenses. The provision for credit losses decreased $40 million from the prior quarter.
Net income increased $390 million, or 16 percent, from first quarter 2017 and benefited from the lower income tax rate. Revenue decreased $298 million, or 4 percent, from first quarter 2017, on lower net interest income, the impact of the sale of WFIS in fourth quarter 2017, lower mortgage banking fees, and lower operating lease income, partially offset by the gain related to the sale of Wells Fargo Shareowner Services. Noninterest expense decreased $189 million, or 5 percent, from a year ago reflecting the sale of WFIS, partially offset by higher regulatory, risk, cyber and technology expenses. The provision for credit losses increased $23 million from a year ago.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Total revenue	$4,242	4,333	4,257
Reversal of provision for credit losses	(6)	(7)	(4)
Noninterest expense	3,290	3,246	3,204
Segment net income	714	675	665
(in billions)
Average loans	73.9	72.9	70.7
Average assets	84.2	83.7	81.8
Average deposits	177.9	184.1	197.5

Wealth and Investment Management reported net income of $714 million, up $39 million, or 6 percent, from fourth quarter 2017. First quarter results benefited from the reduced income tax rate. Revenue of $4.2 billion decreased $91 million, or 2 percent, from the prior quarter, primarily due to lower gains on deferred compensation plan investments (offset in employee benefits expense), lower net interest income, and lower transaction revenue, partially offset by higher asset-based fees. Noninterest expense increased $44 million, or 1 percent, from the prior quarter, primarily driven by seasonally higher personnel expenses, partially offset by lower non-personnel expense and lower deferred compensation plan expense (offset in gains on equity securities).
Net income was up $49 million, or 7 percent, from first quarter 2017 and benefited from the lower income tax rate. Revenue decreased $15 million from a year ago primarily driven by lower gains on deferred compensation plan investments (offset in employee benefits expense), lower transaction revenue, lower net interest income, and lower other revenue, partially offset by higher asset-based fees. Noninterest expense increased $86 million, or 3 percent, from a year ago, primarily due to higher broker commissions, higher regulatory, risk, cyber and technology expenses, and higher other personnel expense, partially offset by lower deferred compensation plan expense (offset in gains on equity securities).

•	WIM total client assets of $1.9 trillion, up 4 percent from a year ago, driven by higher market valuations

•	Continued loan growth, with average balances up 5 percent from a year ago largely due to growth in non-conforming mortgage loans

•
First quarter 2018 average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) were up 5 percent compared with the prior quarter and up 6 percent from a year ago

Retail Brokerage

•	Client assets of $1.6 trillion, up 4 percent from prior year

•	Advisory assets of $540 billion, up 10 percent from prior year, primarily driven by higher market valuations and positive net flows

Wealth Management

•	Client assets of $242 billion, up 2 percent from prior year

Asset Management

•
Total assets under management of $497 billion, up 3 percent from prior year, driven by higher market valuations, positive money market and fixed income net flows, partially offset by equity net outflows

Retirement

•	IRA assets of $403 billion, up 5 percent from prior year

•	Institutional Retirement plan assets of $386 billion, up 7 percent from prior year

Conference Call
The Company will host a live conference call on Friday, April 13, at 7:00 a.m. PT (10:00 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/
and https://engage.vevent.com/rt/wells_fargo_ao~1293006.

A replay of the conference call will be available beginning at 10:00 a.m. PT (1:00 p.m. ET) on Friday, April 13 through Friday, April 27. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #1293006. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~1293006.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters (including the impact of the Tax Cuts & Jobs Act), geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
resolution of regulatory matters, including the claims pending against us from the Consumer Financial Protection Bureau and Office of the Comptroller of the Currency regarding our compliance risk management program and our past practices involving certain automobile collateral protection insurance policies and certain mortgage interest rate lock extensions;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investments, mortgage, and consumer and commercial finance through 8,200 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2017 rankings of America’s largest corporations.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

SIGNIFICANT ACCOUNTING AND PRESENTATION CHANGES
Following is a discussion of key accounting and presentation changes in first quarter 2018 that resulted from adoption of new accounting standards and a change in our methodology for measuring operating segment results. Prior periods have been revised as appropriate for these changes to maintain comparability.

Accounting Standards Adopted in 2018
In first quarter 2018, we adopted the following new accounting guidance:

•	Accounting Standards Update (ASU or Update) 2016-18 - Statement of Cash Flows (Topic 230): Restricted Cash

•	ASU 2016-04 - Liabilities - Extinguishments of Liabilities (Subtopic 405-20): Recognition of Breakage for Certain Prepaid Stored-Value Products;

•	ASU 2016-01 - Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities; and

•	ASU 2014-09 - Revenue from Contracts With Customers (Topic 606) and subsequent related Updates.

In connection with the adoption of ASU 2016-18 we have changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

ASU 2016-04 modifies the accounting for certain prepaid card products to require the recognition of breakage. Breakage represents the estimated amount that will not be redeemed by the cardholder for goods or services. Upon adoption, we recorded a cumulative-effect adjustment that increased retained earnings, given estimated breakage, by $26 million.

ASU 2016-01 changes the accounting for certain equity investments to record at fair value with unrealized gains or losses reflected in earnings, as well as improve the disclosures of equity investments and the fair value of financial instruments.
We adopted the Update in first quarter 2018 and recorded a cumulative-effect adjustment as of January 1, 2018, that increased retained earnings by $106 million as a result of a transition adjustment to reclassify $118 million in net unrealized gains from other comprehensive income to retained earnings, partially offset by a transition adjustment to decrease retained earnings by $12 million to adjust the carrying value of our auction rate securities from cost to fair value. No transition adjustment was recorded for investments changed to the measurement alternative (described below), which was applied prospectively.
As a result of adopting this ASU, our investments in marketable equity securities, including those previously classified as available-for-sale, are now accounted for at fair value with unrealized gains or losses reflected in earnings. Additionally, our share of unrealized gains or losses of marketable equity securities held by investees in our nonmarketable equity securities accounted for using the equity method are now reflected in earnings. Prior to adoption, such unrealized gains and losses were reflected in other comprehensive income. Our investments in nonmarketable equity securities previously accounted for under the cost method of accounting, except for federal bank stock, are now accounted for either at fair value with unrealized gains and losses reflected in earnings or using the measurement alternative. The measurement alternative is similar to the cost method of accounting, except the carrying value is adjusted through earnings for impairment, if any, and changes in observable and orderly transactions in the same or similar investment. We now account for substantially all of our private equity investments using the measurement alternative, except for those accounted for using the equity method of accounting. Our auction rate securities portfolio is now accounted for at fair value with unrealized gains or losses reflected in earnings.
In connection with our adoption of this Update, we have modified our balance sheet and income statement presentation to report marketable and nonmarketable equity securities and their results separately from debt securities by now reporting all equity securities in a new line labeled “Equity securities” in both the balance sheet and income statement. Additionally we now report loans held for trading purposes in loans held for sale and have reclassified net gains and losses on marketable equity securities used as economic hedges of deferred compensation obligations from “Net gains for trading activities” to “Net gains from equity securities”. All prior periods have been revised to conform to these changes in reporting.

The following table provides a summary of our reporting changes implemented in connection with our adoption of ASU 2016-01.

Financial instrument or transaction type	As previously reported	Revised reporting
Balance Sheet
Marketable equity securities	Trading assets and available for sale investment securities	Equity securities (new caption)
Nonmarketable equity securities	Other assets	Equity securities (new caption)
Loans held for trading	Trading assets	Loans held for sale
Debt securities held for trading	Trading assets	Debt securities (formerly “Investment securities”)

Income Statement
Interest income:
Marketable equity securities	Trading assets and investment securities	Equity securities (new caption)
Nonmarketable equity securities	Other	Equity securities (new caption)
Loans held for trading	Trading assets	Loans held for sale
Debt securities held for trading	Trading assets	Debt securities (formerly “Investment securities”)
Noninterest income:
Deferred compensation gains (1)	Net gains from trading activities	Net gains from equity securities

(1)	Reclassification of net gains and losses on marketable equity securities economically hedging our deferred compensation obligations.

The following table illustrates the changes to the balance sheet as of December 31, 2017, and related consolidated statement of income for the year ended December 31, 2017, in connection with our adoption of ASU 2016-01.

		Reclassification adjustments
(in millions)	As previously reported	Debt securities	Marketable equity securities	Nonmarketable equity securities	Loans held for trading	Revised reporting	Change in balance
Balance sheet as of December 31, 2017:
Trading assets	$92,329	(57,624)	(33,682)	—	(1,023)	—	(92,329)
Debt securities:
Trading	—	57,624	—	—	—	57,624	57,624
Available for sale	277,085	—	(678)	—	—	276,407	(678)
Loans held for sale	108	—	—	—	1,023	1,131	1,023
Equity securities	—	—	34,360	28,137	—	62,497	62,497
Other assets	118,381	—	—	(28,137)	—	90,244	(28,137)
Total impact to assets		—	—	—	—		—

Income statement for the year ended December 31, 2017:
Interest income:
Trading assets	2,928	(2,313)	(577)	—	(38)	—	(2,928)
Debt securities	10,664	2,313	(31)	—	—	12,946	2,282
Loans held for sale	12	—	—	—	38	50	38
Equity securities	—	—	608	191	—	799	799
Other	3,131	—	—	(191)	—	2,940	(191)
Total impact to interest income		—	—	—	—		—

Noninterest income:
Net gains from trading activities	1,053	—	(511)	—	—	542	(511)
Net gains from equity securities	1,268	—	511	—	—	1,779	511
Total impact to noninterest income		—	—	—	—		—

ASU 2014-09 modifies the guidance used to recognize revenue from contracts with customers for transfers of goods or services and transfers of non-financial assets, unless those contracts are within the scope of other guidance. Upon adoption, we recorded a cumulative-effect adjustment that decreased retained earnings by $44 million, due to changes in the timing of revenue for corporate trust services that are provided over the life of the associated trust. In addition, we changed the presentation of some costs such that underwriting expenses of our broker-dealer business that were previously netted against revenue are now included in noninterest expense, and card payment network charges that were previously included in noninterest expense are now netted against card fee revenue.

Operating Segment Financial Information Changes
Financial information for our operating segments presented in this Report reflect revisions to our previously reported amounts to reflect a change, adopted in first quarter 2018, in our methodology for assigning funding charges and credits to our lines of business and for the reclassifications made in connection with the adoption of ASU 2016-01. Effective first quarter 2018, assets and liabilities will receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01, certain reclassifications will occur within noninterest income.

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Mar 31, 2018 from
($ in millions, except per share amounts)	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017	Dec 31, 2017	Mar 31, 2017
For the Period
Wells Fargo net income	$5,936	6,151	5,634	(3)%	5
Wells Fargo net income applicable to common stock	5,533	5,740	5,233	(4)	6
Diluted earnings per common share	1.12	1.16	1.03	(3)	9
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.26%	1.26	1.18	—	7
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.37	12.47	11.96	(1)	3
Return on average tangible common equity (ROTCE)(1)	14.75	14.85	14.35	(1)	3
Efficiency ratio (2)	64.9	76.2	62.0	(15)	5
Total revenue	$21,934	22,050	22,255	(1)	(1)
Pre-tax pre-provision profit (PTPP) (3)	7,692	5,250	8,463	47	(9)
Dividends declared per common share	0.39	0.39	0.38	—	3
Average common shares outstanding	4,885.7	4,912.5	5,008.6	(1)	(2)
Diluted average common shares outstanding	4,930.7	4,963.1	5,070.4	(1)	(3)
Average loans	$951,024	951,822	963,645	—	(1)
Average assets	1,915,896	1,935,318	1,931,040	(1)	(1)
Average total deposits	1,297,178	1,311,592	1,299,191	(1)	—
Average consumer and small business banking deposits (4)	755,483	757,541	758,754	—	—
Net interest margin	2.84%	2.84	2.87	—	(1)
At Period End
Debt securities (5)	$472,968	473,366	456,969	—	4
Loans	947,308	956,770	958,405	(1)	(1)
Allowance for loan losses	10,373	11,004	11,168	(6)	(7)
Goodwill	26,445	26,587	26,666	(1)	(1)
Equity securities (5)	58,935	62,497	56,991	(6)	3
Assets	1,915,388	1,951,757	1,951,501	(2)	(2)
Deposits	1,303,689	1,335,991	1,325,444	(2)	(2)
Common stockholders' equity	181,950	183,134	178,209	(1)	2
Wells Fargo stockholders’ equity	205,752	206,936	201,321	(1)	2
Total equity	206,710	208,079	202,310	(1)	2
Tangible common equity (1)	152,678	153,730	148,671	(1)	3
Common shares outstanding	4,873.9	4,891.6	4,996.7	—	(2)
Book value per common share (6)	$37.33	37.44	35.67	—	5
Tangible book value per common share (1)(6)	31.33	31.43	29.75	—	5
Common stock price:
High	66.31	62.24	59.99	7	11
Low	50.70	52.84	53.35	(4)	(5)
Period end	52.41	60.67	55.66	(14)	(6)
Team members (active, full-time equivalent)	265,700	262,700	272,800	1	(3)

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)
Financial information for prior quarters has been revised to reflect the impact of the adoption of Accounting Standards Update (ASU) 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
For the Quarter
Wells Fargo net income	$5,936	6,151	4,542	5,856	5,634
Wells Fargo net income applicable to common stock	5,533	5,740	4,131	5,450	5,233
Diluted earnings per common share	1.12	1.16	0.83	1.08	1.03
Profitability ratios (annualized) :
Wells Fargo net income to average assets (ROA)	1.26%	1.26	0.93	1.22	1.18
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.37	12.47	8.96	12.06	11.96
Return on average tangible common equity (ROTCE)(1)	14.75	14.85	10.66	14.41	14.35
Efficiency ratio (2)	64.9	76.2	65.7	60.9	62.0
Total revenue	$21,934	22,050	21,849	22,235	22,255
Pre-tax pre-provision profit (PTPP) (3)	7,692	5,250	7,498	8,694	8,463
Dividends declared per common share	0.39	0.39	0.39	0.38	0.38
Average common shares outstanding	4,885.7	4,912.5	4,948.6	4,989.9	5,008.6
Diluted average common shares outstanding	4,930.7	4,963.1	4,996.8	5,037.7	5,070.4
Average loans	$951,024	951,822	952,343	956,879	963,645
Average assets	1,915,896	1,935,318	1,938,461	1,927,021	1,931,040
Average total deposits	1,297,178	1,311,592	1,306,356	1,301,195	1,299,191
Average consumer and small business banking deposits (4)	755,483	757,541	755,094	760,149	758,754
Net interest margin	2.84%	2.84	2.86	2.90	2.87
At Quarter End
Debt securities (5)	$472,968	473,366	474,710	462,890	456,969
Loans	947,308	956,770	951,873	957,423	958,405
Allowance for loan losses	10,373	11,004	11,078	11,073	11,168
Goodwill	26,445	26,587	26,581	26,573	26,666
Equity securities (5)	58,935	62,497	54,981	55,742	56,991
Assets	1,915,388	1,951,757	1,934,880	1,930,792	1,951,501
Deposits	1,303,689	1,335,991	1,306,706	1,305,830	1,325,444
Common stockholders' equity	181,950	183,134	181,920	181,233	178,209
Wells Fargo stockholders’ equity	205,752	206,936	205,722	205,034	201,321
Total equity	206,710	208,079	206,617	205,949	202,310
Tangible common equity (1)	152,678	153,730	152,694	151,868	148,671
Common shares outstanding	4,873.9	4,891.6	4,927.9	4,966.8	4,996.7
Book value per common share (6)	$37.33	37.44	36.92	36.49	35.67
Tangible book value per common share (1)(6)	31.33	31.43	30.99	30.58	29.75
Common stock price:
High	66.31	62.24	56.45	56.60	59.99
Low	50.70	52.84	49.28	50.84	53.35
Period end	52.41	60.67	55.15	55.41	55.66
Team members (active, full-time equivalent)	265,700	262,700	268,000	270,600	272,800

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)
Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,		%
(in millions, except per share amounts)	2018	2017	Change
Interest income
Debt securities (1)	$3,414	3,173	8%
Mortgages held for sale	179	182	(2)
Loans held for sale (1)	24	10	140
Loans	10,579	10,141	4
Equity securities (1)	231	175	32
Other interest income	920	532	73
Total interest income	15,347	14,213	8
Interest expense
Deposits	1,090	536	103
Short-term borrowings	311	114	173
Long-term debt	1,576	1,147	37
Other interest expense	132	92	43
Total interest expense	3,109	1,889	65
Net interest income	12,238	12,324	(1)
Provision for credit losses	191	605	(68)
Net interest income after provision for credit losses	12,047	11,719	3
Noninterest income
Service charges on deposit accounts	1,173	1,313	(11)
Trust and investment fees	3,683	3,570	3
Card fees	908	945	(4)
Other fees	800	865	(8)
Mortgage banking	934	1,228	(24)
Insurance	114	277	(59)
Net gains from trading activities (1)	243	272	(11)
Net gains on debt securities	1	36	(97)
Net gains from equity securities (1)	783	570	37
Lease income	455	481	(5)
Other	602	374	61
Total noninterest income	9,696	9,931	(2)
Noninterest expense
Salaries	4,363	4,261	2
Commission and incentive compensation	2,768	2,725	2
Employee benefits	1,598	1,686	(5)
Equipment	617	577	7
Net occupancy	713	712	—
Core deposit and other intangibles	265	289	(8)
FDIC and other deposit assessments	324	333	(3)
Other	3,594	3,209	12
Total noninterest expense	14,242	13,792	3
Income before income tax expense	7,501	7,858	(5)
Income tax expense	1,374	2,133	(36)
Net income before noncontrolling interests	6,127	5,725	7
Less: Net income from noncontrolling interests	191	91	110
Wells Fargo net income	$5,936	5,634	5
Less: Preferred stock dividends and other	403	401	—
Wells Fargo net income applicable to common stock	$5,533	5,233	6
Per share information
Earnings per common share	$1.13	1.05	8
Diluted earnings per common share	1.12	1.03	9
Dividends declared per common share	0.390	0.380	3
Average common shares outstanding	4,885.7	5,008.6	(2)
Diluted average common shares outstanding	4,930.7	5,070.4	(3)

(1)
Financial information for the prior quarter has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Interest income
Debt securities (1)	$3,414	3,294	3,253	3,226	3,173
Mortgages held for sale	179	196	217	191	182
Loans held for sale (1)	24	12	15	13	10
Loans	10,579	10,367	10,522	10,358	10,141
Equity securities (1)	231	239	186	199	175
Other interest income	920	850	851	707	532
Total interest income	15,347	14,958	15,044	14,694	14,213
Interest expense
Deposits	1,090	931	869	677	536
Short-term borrowings	311	255	226	163	114
Long-term debt	1,576	1,344	1,391	1,275	1,147
Other interest expense	132	115	109	108	92
Total interest expense	3,109	2,645	2,595	2,223	1,889
Net interest income	12,238	12,313	12,449	12,471	12,324
Provision for credit losses	191	651	717	555	605
Net interest income after provision for credit losses	12,047	11,662	11,732	11,916	11,719
Noninterest income
Service charges on deposit accounts	1,173	1,246	1,276	1,276	1,313
Trust and investment fees	3,683	3,687	3,609	3,629	3,570
Card fees	908	996	1,000	1,019	945
Other fees	800	913	877	902	865
Mortgage banking	934	928	1,046	1,148	1,228
Insurance	114	223	269	280	277
Net gains (losses) from trading activities (1)	243	(1)	120	151	272
Net gains on debt securities	1	157	166	120	36
Net gains from equity securities (1)	783	572	363	274	570
Lease income	455	458	475	493	481
Other	602	558	199	472	374
Total noninterest income	9,696	9,737	9,400	9,764	9,931
Noninterest expense
Salaries	4,363	4,403	4,356	4,343	4,261
Commission and incentive compensation	2,768	2,665	2,553	2,499	2,725
Employee benefits	1,598	1,293	1,279	1,308	1,686
Equipment	617	608	523	529	577
Net occupancy	713	715	716	706	712
Core deposit and other intangibles	265	288	288	287	289
FDIC and other deposit assessments	324	312	314	328	333
Other	3,594	6,516	4,322	3,541	3,209
Total noninterest expense	14,242	16,800	14,351	13,541	13,792
Income before income tax expense	7,501	4,599	6,781	8,139	7,858
Income tax expense (benefit)	1,374	(1,642)	2,181	2,245	2,133
Net income before noncontrolling interests	6,127	6,241	4,600	5,894	5,725
Less: Net income from noncontrolling interests	191	90	58	38	91
Wells Fargo net income	$5,936	6,151	4,542	5,856	5,634
Less: Preferred stock dividends and other	403	411	411	406	401
Wells Fargo net income applicable to common stock	$5,533	5,740	4,131	5,450	5,233
Per share information
Earnings per common share	$1.13	1.17	0.83	1.09	1.05
Diluted earnings per common share	1.12	1.16	0.83	1.08	1.03
Dividends declared per common share	0.390	0.390	0.390	0.380	0.380
Average common shares outstanding	4,885.7	4,912.5	4,948.6	4,989.9	5,008.6
Diluted average common shares outstanding	4,930.7	4,963.1	4,996.8	5,037.7	5,070.4

(1)
Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Mar 31,		%
(in millions)	2018	2017	Change
Wells Fargo net income	$5,936	5,634	5%
Other comprehensive income (loss), before tax:
Debt securities (1):
Net unrealized gains (losses) arising during the period	(3,443)	369	NM
Reclassification of net (gains) losses to net income	68	(145)	NM
Derivatives and hedging activities:
Net unrealized losses arising during the period	(242)	(362)	(33)
Reclassification of net (gains) losses to net income	60	(202)	NM
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	6	(7)	NM
Amortization of net actuarial loss, settlements and other to net income	32	38	(16)
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(2)	16	NM
Other comprehensive loss, before tax	(3,521)	(293)	NM
Income tax benefit related to other comprehensive income	862	123	601
Other comprehensive loss, net of tax	(2,659)	(170)	NM
Less: Other comprehensive income from noncontrolling interests	—	14	(100)
Wells Fargo other comprehensive loss, net of tax	(2,659)	(184)	NM
Wells Fargo comprehensive income	3,277	5,450	(40)
Comprehensive income from noncontrolling interests	191	105	82
Total comprehensive income	$3,468	5,555	(38)
NM – Not meaningful

(1)
The quarter ended March 31, 2017, includes net unrealized gains from equity securities of $61 million and reclassification of gains to net income related to equity securities of ($116) million. Per the adoption of ASU 2016-01, the quarter ended March 31, 2018, reflects only net unrealized gains and reclassification of net gains to net income from debt securities.

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Balance, beginning of period	$208,079	206,617	205,949	202,310	200,497
Cumulative effect from change in accounting policy (1)	(24)	—	—	—	(213)
Wells Fargo net income	5,936	6,151	4,542	5,856	5,634
Wells Fargo other comprehensive income (loss), net of tax	(2,659)	(522)	526	1,005	(184)
Noncontrolling interests	(178)	247	(20)	(75)	75
Common stock issued	1,208	436	254	252	1,406
Common stock repurchased	(3,029)	(2,845)	(2,601)	(2,287)	(2,175)
Preferred stock released by ESOP	231	218	209	406	—
Common stock warrants repurchased/exercised	(157)	(46)	(19)	(24)	(44)
Preferred stock issued	—	—	—	677	—
Common stock dividends	(1,911)	(1,920)	(1,936)	(1,899)	(1,903)
Preferred stock dividends	(410)	(411)	(411)	(406)	(401)
Stock incentive compensation expense	437	206	135	145	389
Net change in deferred compensation and related plans	(813)	(52)	(11)	(11)	(771)
Balance, end of period	$206,710	208,079	206,617	205,949	202,310

(1)
The cumulative effect for the quarter ended March 31, 2018, reflects the impact of the adoption in first quarter 2018 of ASU 2016-04, ASU 2016-01 and ASU 2014-09. See pages 17 and 18 for more information. The cumulative effect for the quarter ended March 31, 2017, reflects the impact of the adoption in fourth quarter 2017 of ASU 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31,
	2018			2017
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks (3)	$172,291	1.49%	$632	208,486	0.79%	$405
Federal funds sold, securities purchased under resale agreements and other short-term investments (3)	78,135	1.40	271	75,281	0.68	127
Debt securities (4):
Trading debt securities (7)	78,715	3.24	637	69,120	3.03	523
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,426	1.66	26	25,034	1.54	95
Securities of U.S. states and political subdivisions (7)	49,956	3.37	421	52,248	3.93	513
Mortgage-backed securities:
Federal agencies	158,472	2.72	1,076	156,617	2.58	1,011
Residential and commercial (7)	8,871	4.12	91	14,452	5.34	193
Total mortgage-backed securities (7)	167,343	2.79	1,167	171,069	2.81	1,204
Other debt securities (7)(8)	48,094	3.73	444	50,149	3.61	447
Total available-for-sale debt securities (7)(8)	271,819	3.04	2,058	298,500	3.04	2,259
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,723	2.20	243	44,693	2.20	243
Securities of U.S. states and political subdivisions	6,259	4.34	68	6,273	5.30	83
Federal agency and other mortgage-backed securities	90,789	2.38	541	51,786	2.51	324
Other debt securities	695	3.23	5	3,329	2.34	19
Total held-to-maturity debt securities	142,466	2.42	857	106,081	2.54	669
Total debt securities (7)(8)	493,000	2.89	3,552	473,701	2.92	3,451
Mortgages held for sale (5)(7)	18,406	3.89	179	19,893	3.67	182
Loans held for sale (5)(8)	2,011	4.92	24	1,600	2.50	10
Commercial loans:
Commercial and industrial - U.S.	272,040	3.85	2,584	274,749	3.59	2,436
Commercial and industrial - Non U.S.	60,216	3.23	479	55,347	2.73	373
Real estate mortgage	126,200	4.05	1,262	132,449	3.56	1,164
Real estate construction	24,449	4.54	274	24,591	3.72	225
Lease financing	19,265	5.30	255	19,070	4.94	235
Total commercial loans	502,170	3.91	4,854	506,206	3.54	4,433
Consumer loans:
Real estate 1-4 family first mortgage	284,207	4.02	2,852	275,480	4.02	2,766
Real estate 1-4 family junior lien mortgage	38,844	5.13	493	45,285	4.60	515
Credit card	36,468	12.75	1,147	35,437	11.97	1,046
Automobile	51,469	5.16	655	61,510	5.46	828
Other revolving credit and installment	37,866	6.46	604	39,727	6.02	590
Total consumer loans	448,854	5.16	5,751	457,439	5.06	5,745
Total loans (5)	951,024	4.50	10,605	963,645	4.26	10,178
Equity securities (8)	39,754	2.35	233	33,926	2.11	179
Other (8)	6,015	1.21	19	—	—	—
Total earning assets (7)(8)	$1,760,636	3.55%	$15,515	1,776,532	3.30%	$14,532
Funding sources
Deposits:
Interest-bearing checking	$67,774	0.77%	$129	50,686	0.29%	$37
Market rate and other savings	679,068	0.22	368	684,175	0.09	157
Savings certificates	20,018	0.34	17	23,466	0.29	17
Other time deposits (7)	76,589	1.84	347	54,915	1.30	177
Deposits in foreign offices	94,810	0.98	229	122,200	0.49	148
Total interest-bearing deposits (7)	938,259	0.47	1,090	935,442	0.23	536
Short-term borrowings	101,779	1.24	312	98,549	0.47	115
Long-term debt (7)	226,062	2.80	1,576	260,130	1.77	1,147
Other liabilities	27,927	1.92	132	16,806	2.22	92
Total interest-bearing liabilities (7)	1,294,027	0.97	3,110	1,310,927	0.58	1,890
Portion of noninterest-bearing funding sources (7)(8)	466,609	—	—	465,605	—	—
Total funding sources (7)(8)	$1,760,636	0.71	3,110	1,776,532	0.43	1,890
Net interest margin and net interest income on a taxable-equivalent basis (6)(7)		2.84%	$12,405		2.87%	$12,642
Noninterest-earning assets
Cash and due from banks	$18,853			18,706
Goodwill	26,516			26,673
Other (7)(8)	109,891			109,129
Total noninterest-earning assets (7)(8)	$155,260			154,508
Noninterest-bearing funding sources
Deposits	$358,919			363,749
Other liabilities (7)	56,761			54,805
Total equity (7)	206,189			201,559
Noninterest-bearing funding sources used to fund earning assets (7)(8)	(466,609)			(465,605)
Net noninterest-bearing funding sources (7)(8)	$155,260			154,508
Total assets (7)	$1,915,896			1,931,040

(1)
Our average prime rate was 4.52% and 3.80% for the quarters ended March 31, 2018 and 2017, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.93% and 1.07% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information has been revised to reflect the impact of the adoption of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)
Includes taxable-equivalent adjustments of $167 million and $318 million for the quarters ended March 31, 2018 and 2017, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 21% and 35% for the quarters ended March 31, 2018 and 2017, respectively.

(7)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of ASU 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.

(8)
Financial information for the prior quarter has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Mar 31, 2018		Dec 31, 2017		Sep 30, 2017		Jun 30, 2017		Mar 31, 2017
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks (3)	$172.3	1.49%	$189.1	1.27%	$205.5	1.21%	$204.5	1.03%	$208.5	0.79%
Federal funds sold, securities purchased under resale agreements and other short-term investments (3)	78.1	1.40	75.8	1.20	70.6	1.14	77.1	0.91	75.3	0.68
Debt securities (4):
Trading debt securities (5)	78.7	3.24	81.6	3.17	76.6	3.21	70.4	3.24	69.1	3.03
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6.4	1.66	6.4	1.66	14.5	1.31	18.1	1.53	25.0	1.54
Securities of U.S. states and political subdivisions	50.0	3.37	52.4	3.91	52.5	4.08	53.5	3.89	52.2	3.93
Mortgage-backed securities:
Federal agencies	158.4	2.72	152.9	2.62	139.8	2.58	132.0	2.63	156.6	2.58
Residential and commercial	8.9	4.12	9.4	4.85	11.0	5.44	12.6	5.55	14.5	5.34
Total mortgage-backed securities	167.3	2.79	162.3	2.75	150.8	2.79	144.6	2.89	171.1	2.81
Other debt securities (5)	48.1	3.73	48.6	3.62	47.7	3.73	48.5	3.77	50.2	3.61
Total available-for-sale debt securities (5)	271.8	3.04	269.7	3.10	265.5	3.13	264.7	3.16	298.5	3.04
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44.7	2.20	44.7	2.19	44.7	2.18	44.7	2.19	44.7	2.20
Securities of U.S. states and political subdivisions	6.3	4.34	6.3	5.26	6.3	5.44	6.3	5.29	6.3	5.30
Federal agency and other mortgage-backed securities	90.8	2.38	89.6	2.25	88.3	2.26	83.1	2.44	51.8	2.51
Other debt securities	0.7	3.23	1.2	2.64	1.4	3.05	2.8	2.34	3.3	2.34
Total held-to-maturity debt securities	142.5	2.42	141.8	2.36	140.7	2.38	136.9	2.49	106.1	2.54
Total debt securities (5)	493.0	2.89	493.1	2.90	482.8	2.93	472.0	2.98	473.7	2.92
Mortgages held for sale	18.4	3.89	20.5	3.82	22.9	3.79	19.8	3.87	19.9	3.67
Loans held for sale (5)	2.0	4.92	1.5	3.19	1.4	4.39	1.5	3.65	1.6	2.50
Commercial loans:
Commercial and industrial - U.S.	272.0	3.85	270.3	3.89	270.1	3.81	273.1	3.70	274.8	3.59
Commercial and industrial - Non U.S.	60.2	3.23	59.2	2.96	57.7	2.89	56.4	2.86	55.3	2.73
Real estate mortgage	126.2	4.05	127.2	3.88	129.1	3.83	131.3	3.68	132.4	3.56
Real estate construction	24.4	4.54	24.4	4.38	25.0	4.18	25.3	4.10	24.6	3.72
Lease financing	19.4	5.30	19.3	0.62	19.2	4.59	19.0	4.82	19.1	4.94
Total commercial loans	502.2	3.91	500.4	3.68	501.1	3.76	505.1	3.67	506.2	3.54
Consumer loans:
Real estate 1-4 family first mortgage	284.2	4.02	282.0	4.01	278.4	4.03	275.1	4.08	275.5	4.02
Real estate 1-4 family junior lien mortgage	38.8	5.13	40.4	4.96	41.9	4.95	43.6	4.78	45.3	4.60
Credit card	36.4	12.75	36.4	12.37	35.6	12.41	34.9	12.18	35.4	11.97
Automobile	51.5	5.16	54.3	5.13	56.7	5.34	59.1	5.43	61.5	5.46
Other revolving credit and installment	37.9	6.46	38.3	6.28	38.6	6.31	39.1	6.13	39.7	6.02
Total consumer loans	448.8	5.16	451.4	5.10	451.2	5.14	451.8	5.13	457.4	5.06
Total loans	951.0	4.50	951.8	4.35	952.3	4.41	956.9	4.36	963.6	4.26
Equity securities (5)	39.8	2.35	38.0	2.60	35.9	2.12	36.6	2.24	33.9	2.11
Other (5)	6.0	1.21	7.2	0.88	8.7	0.90	4.3	0.70	—	—
Total earning assets (5)	$1,760.6	3.55%	$1,777.0	3.43%	$1,780.1	3.44%	$1,772.7	3.40%	$1,776.5	3.30%
Funding sources
Deposits:
Interest-bearing checking	$67.8	0.77%	$50.5	0.68%	$48.3	0.57%	$48.5	0.41%	$50.7	0.29%
Market rate and other savings	679.1	0.22	679.9	0.19	681.2	0.17	683.0	0.13	684.2	0.09
Savings certificates	20.0	0.34	20.9	0.31	21.8	0.31	22.6	0.30	23.5	0.29
Other time deposits	76.6	1.84	68.2	1.49	66.1	1.51	57.1	1.39	54.9	1.30
Deposits in foreign offices	94.8	0.98	124.6	0.81	124.7	0.76	123.7	0.65	122.2	0.49
Total interest-bearing deposits	938.3	0.47	944.1	0.39	942.1	0.37	934.9	0.29	935.5	0.23
Short-term borrowings	101.8	1.24	102.1	0.99	99.2	0.91	95.8	0.69	98.5	0.47
Long-term debt	226.0	2.80	231.6	2.32	243.5	2.28	249.9	2.04	260.1	1.77
Other liabilities	27.9	1.92	24.7	1.86	24.8	1.74	21.0	2.05	16.8	2.22
Total interest-bearing liabilities	1,294.0	0.97	1,302.5	0.81	1,309.6	0.79	1,301.6	0.68	1,310.9	0.58
Portion of noninterest-bearing funding sources (5)	466.6	—	474.5	—	470.5	—	471.1	—	465.6	—
Total funding sources (5)	$1,760.6	0.71	$1,777.0	0.59	$1,780.1	0.58	$1,772.7	0.50	$1,776.5	0.43
Net interest margin on a taxable-equivalent basis		2.84%		2.84%		2.86%		2.90%		2.87%
Noninterest-earning assets
Cash and due from banks	$18.9		19.2		18.5		18.2		18.7
Goodwill	26.5		26.6		26.6		26.7		26.7
Other (5)	109.9		112.5		113.3		109.4		109.1
Total noninterest-earnings assets (5)	$155.3		158.3		158.4		154.3		154.5
Noninterest-bearing funding sources
Deposits	$358.9		367.5		364.3		366.3		363.7
Other liabilities (5)	56.8		57.9		56.9		53.3		54.8
Total equity	206.2		207.4		207.7		205.8		201.6
Noninterest-bearing funding sources used to fund earning assets (5)	(466.6)		(474.5)		(470.5)		(471.1)		(465.6)
Net noninterest-bearing funding sources (5)	$155.3		158.3		158.4		154.3		154.5
Total assets	$1,915.9		1,935.3		1,938.5		1,927.0		1,931.0

(1)
Our average prime rate was 4.52% for the quarter ended March 31, 2018, 4.30% for the quarter ended December 31,2017, 4.25% for the quarter ended September 30, 2017, 4.05% for the quarter ended June 30, 2017 and 3.80% for the quarter ended March 31, 2017. The average three-month London Interbank Offered Rate (LIBOR) was 1.93%, 1.46%, 1.31%, 1.21% and 1.07% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information has been revised to reflect the impact of the adoption of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)
Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31,		%
(in millions)	2018	2017	Change
Service charges on deposit accounts	$1,173	1,313	(11)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,403	2,324	3
Trust and investment management	850	829	3
Investment banking	430	417	3
Total trust and investment fees	3,683	3,570	3
Card fees	908	945	(4)
Other fees:
Charges and fees on loans	301	307	(2)
Cash network fees	126	126	—
Commercial real estate brokerage commissions	85	81	5
Letters of credit fees	79	74	7
Wire transfer and other remittance fees	116	107	8
All other fees	93	170	(45)
Total other fees	800	865	(8)
Mortgage banking:
Servicing income, net	468	456	3
Net gains on mortgage loan origination/sales activities	466	772	(40)
Total mortgage banking	934	1,228	(24)
Insurance	114	277	(59)
Net gains from trading activities (1)	243	272	(11)
Net gains on debt securities	1	36	(97)
Net gains from equity securities (1)	783	570	37
Lease income	455	481	(5)
Life insurance investment income	164	144	14
All other	438	230	90
Total	$9,696	9,931	(2)

(1)
Financial information for the prior quarter has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

NONINTEREST EXPENSE

	Quarter ended March 31,		%
(in millions)	2018	2017	Change
Salaries	$4,363	4,261	2%
Commission and incentive compensation	2,768	2,725	2
Employee benefits	1,598	1,686	(5)
Equipment	617	577	7
Net occupancy	713	712	—
Core deposit and other intangibles	265	289	(8)
FDIC and other deposit assessments	324	333	(3)
Operating losses	668	282	137
Outside professional services	821	804	2
Contract services (1)	447	397	13
Operating leases	320	345	(7)
Outside data processing	162	220	(26)
Travel and entertainment	152	179	(15)
Advertising and promotion	153	127	20
Postage, stationery and supplies	142	145	(2)
Telecommunications	92	91	1
Foreclosed assets	38	86	(56)
Insurance	26	24	8
All other (1)	573	509	13
Total	$14,242	13,792	3

(1)	The prior period has been revised to conform with the current period presentation whereby temporary help is included in contract services rather than in all other noninterest expense.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Service charges on deposit accounts	$1,173	1,246	1,276	1,276	1,313
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,403	2,401	2,304	2,329	2,324
Trust and investment management	850	866	840	837	829
Investment banking	430	420	465	463	417
Total trust and investment fees	3,683	3,687	3,609	3,629	3,570
Card fees	908	996	1,000	1,019	945
Other fees:
Charges and fees on loans	301	313	318	325	307
Cash network fees	126	120	126	134	126
Commercial real estate brokerage commissions	85	159	120	102	81
Letters of credit fees	79	78	77	76	74
Wire transfer and other remittance fees	116	115	114	112	107
All other fees	93	128	122	153	170
Total other fees	800	913	877	902	865
Mortgage banking:
Servicing income, net	468	262	309	400	456
Net gains on mortgage loan origination/sales activities	466	666	737	748	772
Total mortgage banking	934	928	1,046	1,148	1,228
Insurance	114	223	269	280	277
Net gains (losses) from trading activities (1)	243	(1)	120	151	272
Net gains on debt securities	1	157	166	120	36
Net gains from equity securities (1)	783	572	363	274	570
Lease income	455	458	475	493	481
Life insurance investment income	164	153	152	145	144
All other	438	405	47	327	230
Total	$9,696	9,737	9,400	9,764	9,931

(1)
Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Salaries	$4,363	4,403	4,356	4,343	4,261
Commission and incentive compensation	2,768	2,665	2,553	2,499	2,725
Employee benefits	1,598	1,293	1,279	1,308	1,686
Equipment	617	608	523	529	577
Net occupancy	713	715	716	706	712
Core deposit and other intangibles	265	288	288	287	289
FDIC and other deposit assessments	324	312	314	328	333
Operating losses	668	3,531	1,329	350	282
Outside professional services	821	1,025	955	1,029	804
Contract services (1)	447	410	415	416	397
Operating leases	320	325	347	334	345
Outside data processing	162	208	227	236	220
Travel and entertainment	152	183	154	171	179
Advertising and promotion	153	200	137	150	127
Postage, stationery and supplies	142	137	128	134	145
Telecommunications	92	92	90	91	91
Foreclosed assets	38	47	66	52	86
Insurance	26	28	24	24	24
All other (1)	573	330	450	554	509
Total	$14,242	16,800	14,351	13,541	13,792

(1)	Prior periods have been revised to conform with the current period presentation whereby temporary help is included in contract services rather than in all other noninterest expense.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Mar 31, 2018	Dec 31, 2017	% Change
Assets
Cash and due from banks	$18,145	23,367	(22)%
Interest-earning deposits with banks (1)	184,250	192,580	(4)
Total cash, cash equivalents, and restricted cash (1)	202,395	215,947	(6)
Federal funds sold, securities purchased under resale agreements and other short-term investments (1)	73,550	80,025	(8)
Debt securities:
Trading, at fair value (2)	59,866	57,624	4
Available-for-sale, at fair value (2)	271,656	276,407	(2)
Held-to-maturity, at cost	141,446	139,335	2
Mortgages held for sale	17,944	20,070	(11)
Loans held for sale (2)	3,581	1,131	217
Loans	947,308	956,770	(1)
Allowance for loan losses	(10,373)	(11,004)	(6)
Net loans	936,935	945,766	(1)
Mortgage servicing rights:
Measured at fair value	15,041	13,625	10
Amortized	1,411	1,424	(1)
Premises and equipment, net	8,828	8,847	—
Goodwill	26,445	26,587	(1)
Derivative assets	11,467	12,228	(6)
Equity securities (2)	58,935	62,497	(6)
Other assets (2)	85,888	90,244	(5)
Total assets	$1,915,388	1,951,757	(2)
Liabilities
Noninterest-bearing deposits	$370,085	373,722	(1)
Interest-bearing deposits	933,604	962,269	(3)
Total deposits	1,303,689	1,335,991	(2)
Short-term borrowings	97,207	103,256	(6)
Derivative liabilities	7,883	8,796	(10)
Accrued expenses and other liabilities	72,597	70,615	3
Long-term debt	227,302	225,020	1
Total liabilities	1,708,678	1,743,678	(2)
Equity
Wells Fargo stockholders’ equity:
Preferred stock	26,227	25,358	3
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,399	60,893	(1)
Retained earnings	148,728	145,263	2
Cumulative other comprehensive income (loss)	(4,921)	(2,144)	130
Treasury stock – 607,928,993 shares and 590,194,846 shares	(31,246)	(29,892)	5
Unearned ESOP shares	(2,571)	(1,678)	53
Total Wells Fargo stockholders’ equity	205,752	206,936	(1)
Noncontrolling interests	958	1,143	(16)
Total equity	206,710	208,079	(1)
Total liabilities and equity	$1,915,388	1,951,757	(2)

(1)
Financial information has been revised to reflect the impact of the adoption of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(2)
Financial information for the prior quarter has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Assets
Cash and due from banks	$18,145	23,367	19,206	20,248	19,698
Interest-earning deposits with banks (1)	184,250	192,580	205,648	195,700	227,635
Total cash, cash equivalents, and restricted cash (1)	202,395	215,947	224,854	215,948	247,333
Federal funds sold, securities purchased under resale agreements and other short-term investments (1)	73,550	80,025	67,457	69,006	81,112
Debt securities:
Trading, at fair value (2)	59,866	57,624	60,970	54,324	50,534
Available-for-sale, at fair value (2)	271,656	276,407	271,317	268,174	298,405
Held-to-maturity, at cost	141,446	139,335	142,423	140,392	108,030
Mortgages held for sale	17,944	20,070	20,009	24,807	17,822
Loans held for sale (2)	3,581	1,131	1,339	1,898	1,373
Loans	947,308	956,770	951,873	957,423	958,405
Allowance for loan losses	(10,373)	(11,004)	(11,078)	(11,073)	(11,168)
Net loans	936,935	945,766	940,795	946,350	947,237
Mortgage servicing rights:
Measured at fair value	15,041	13,625	13,338	12,789	13,208
Amortized	1,411	1,424	1,406	1,399	1,402
Premises and equipment, net	8,828	8,847	8,449	8,403	8,320
Goodwill	26,445	26,587	26,581	26,573	26,666
Derivative assets	11,467	12,228	12,580	13,273	12,564
Equity securities (2)	58,935	62,497	54,981	55,742	56,991
Other assets (2)	85,888	90,244	88,381	91,714	80,504
Total assets	$1,915,388	1,951,757	1,934,880	1,930,792	1,951,501
Liabilities
Noninterest-bearing deposits	$370,085	373,722	366,528	372,766	365,780
Interest-bearing deposits	933,604	962,269	940,178	933,064	959,664
Total deposits	1,303,689	1,335,991	1,306,706	1,305,830	1,325,444
Short-term borrowings	97,207	103,256	93,811	95,356	94,871
Derivative liabilities	7,883	8,796	9,497	11,636	12,461
Accrued expenses and other liabilities	72,597	70,615	78,993	72,799	59,629
Long-term debt	227,302	225,020	239,256	239,222	256,786
Total liabilities	1,708,678	1,743,678	1,728,263	1,724,843	1,749,191
Equity
Wells Fargo stockholders’ equity:
Preferred stock	26,227	25,358	25,576	25,785	25,501
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,399	60,893	60,759	60,689	60,585
Retained earnings	148,728	145,263	141,549	139,366	135,828
Cumulative other comprehensive income (loss)	(4,921)	(2,144)	(1,622)	(2,148)	(3,153)
Treasury stock	(31,246)	(29,892)	(27,772)	(25,675)	(24,030)
Unearned ESOP shares	(2,571)	(1,678)	(1,904)	(2,119)	(2,546)
Total Wells Fargo stockholders’ equity	205,752	206,936	205,722	205,034	201,321
Noncontrolling interests	958	1,143	895	915	989
Total equity	206,710	208,079	206,617	205,949	202,310
Total liabilities and equity	$1,915,388	1,951,757	1,934,880	1,930,792	1,951,501

(1)
Financial information has been revised to reflect the impact of the adoption of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(2)
Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. See pages 17 and 18 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Trading assets
Debt securities	$59,866	57,624	60,970	54,324	50,534
Equity securities (1)	25,327	30,004	22,797	24,229	25,358
Loans held for sale	1,695	1,023	1,182	1,742	1,120
Gross trading derivative assets	30,644	31,340	31,052	31,451	71,793
Netting (2)	(20,112)	(19,629)	(18,881)	(19,289)	(60,483)
Total trading derivative assets	10,532	11,711	12,171	12,162	11,310
Total trading assets	97,420	100,362	97,120	92,457	88,322
Trading liabilities
Short sales	23,303	18,472	19,096	16,845	19,982
Gross trading derivative liabilities	29,717	31,386	30,365	31,172	75,441
Netting (2)	(22,569)	(23,062)	(21,662)	(20,544)	(64,138)
Total trading derivative liabilities	7,148	8,324	8,703	10,628	11,303
Total trading liabilities	$30,451	26,796	27,799	27,473	31,285

(1)
Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01 and assets held as economic hedges for our deferred compensation plan obligations have been reclassified as marketable equity securities not held for trading.

(2)	Represents balance sheet netting for trading derivative assets and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Trading debt securities	$59,866	57,624	60,970	54,324	50,534
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,279	6,319	6,350	17,896	24,625
Securities of U.S. states and political subdivisions	49,643	51,326	52,774	52,013	52,061
Mortgage-backed securities:
Federal agencies	156,814	160,219	150,181	135,938	156,966
Residential and commercial	9,264	9,173	11,046	12,772	14,233
Total mortgage-backed securities	166,078	169,392	161,227	148,710	171,199
Other debt securities	49,656	49,370	50,966	49,555	50,520
Total available-for-sale debt securities	271,656	276,407	271,317	268,174	298,405
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,727	44,720	44,712	44,704	44,697
Securities of U.S. states and political subdivisions	6,307	6,313	6,321	6,325	6,331
Federal agency and other mortgage-backed securities (1)	89,748	87,527	90,071	87,525	53,778
Other debt securities	664	775	1,319	1,838	3,224
Total held-to-maturity debt securities	141,446	139,335	142,423	140,392	108,030
Total debt securities	$472,968	473,366	474,710	462,890	456,969

(1)	Predominantly consists of federal agency mortgage-backed securities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Held for trading at fair value
Marketable equity securities	$25,327	30,004	22,797	24,229	25,358
Not held for trading:
Fair value:
Marketable equity securities (1)	4,931	4,356	4,348	4,340	4,439
Nonmarketable equity securities (2)	5,303	4,867	4,523	3,986	3,780
Total equity securities at fair value	10,234	9,223	8,871	8,326	8,219
Equity method:
LIHTC (3)	10,318	10,269	9,884	9,828	9,624
Private equity	3,840	3,839	3,757	3,740	3,620
Tax-advantaged renewable energy	1,822	1,950	1,954	1,960	2,013
New market tax credit and other	268	294	292	295	277
Total equity method	16,248	16,352	15,887	15,823	15,534
Other:
Federal bank stock and other at cost (4)	5,780	5,828	6,251	6,247	6,645
Private equity (5)	1,346	1,090	1,175	1,117	1,235
Total equity securities not held for trading	33,608	32,493	32,184	31,513	31,633
Total equity securities	58,935	62,497	54,981	55,742	56,991

(1)
Includes $3.5 billion, $3.7 billion, $3.5 billion, $3.3 billion and $3.3 billion at March 31, 2018, and December 31, September 30, June 30, and March 31, 2017, respectively, related to investments held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $5.0 billion, $4.9 billion, $4.5 billion, $4.0 billion and $3.8 billion at March 31, 2018, and December 31, September 30, June 30, and March 31, 2017, respectively, related to investments in which we elected the fair value option.

(3)	Represents low-income housing tax credit investments.

(4)
Includes $5.7 billion, $5.4 billion, $5.8 billion, $5.8 billion and $6.2 billion at March 31, 2018, and December 31, September 30, June 30, and March 31, 2017, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(5)	Represents nonmarketable equity securities for which we have elected to account for the investment under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Commercial:
Commercial and industrial	$334,678	333,125	327,944	331,113	329,252
Real estate mortgage	125,543	126,599	128,475	130,277	131,532
Real estate construction	23,882	24,279	24,520	25,337	25,064
Lease financing	19,293	19,385	19,211	19,174	19,156
Total commercial	503,396	503,388	500,150	505,901	505,004
Consumer:
Real estate 1-4 family first mortgage	282,658	284,054	280,173	276,566	274,633
Real estate 1-4 family junior lien mortgage	37,920	39,713	41,152	42,747	44,333
Credit card	36,103	37,976	36,249	35,305	34,742
Automobile	49,554	53,371	55,455	57,958	60,408
Other revolving credit and installment	37,677	38,268	38,694	38,946	39,285
Total consumer	443,912	453,382	451,723	451,522	453,401
Total loans (1)	$947,308	956,770	951,873	957,423	958,405

(1)
Includes $10.7 billion, $12.8 billion, $13.6 billion, $14.3 billion, and $15.7 billion of purchased credit-impaired (PCI) loans at March 31, 2018 and December 31, September 30, June 30, and March 31, 2017, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Commercial foreign loans:
Commercial and industrial	$59,696	60,106	58,570	57,825	56,987
Real estate mortgage	8,082	8,033	8,032	8,359	8,206
Real estate construction	668	655	647	585	471
Lease financing	1,077	1,126	1,141	1,092	986
Total commercial foreign loans	$69,523	69,920	68,390	67,861	66,650

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,516	1,899	2,397	2,632	2,898
Real estate mortgage	755	628	593	630	672
Real estate construction	45	37	38	34	40
Lease financing	93	76	81	89	96
Total commercial	2,409	2,640	3,109	3,385	3,706
Consumer:
Real estate 1-4 family first mortgage	4,053	4,122	4,213	4,413	4,743
Real estate 1-4 family junior lien mortgage	1,087	1,086	1,101	1,095	1,153
Automobile	117	130	137	104	101
Other revolving credit and installment	53	58	59	59	56
Total consumer	5,310	5,396	5,510	5,671	6,053
Total nonaccrual loans (1)(2)(3)	$7,719	8,036	8,619	9,056	9,759
As a percentage of total loans	0.81%	0.84	0.91	0.95	1.02
Foreclosed assets:
Government insured/guaranteed	$103	120	137	149	179
Non-government insured/guaranteed	468	522	569	632	726
Total foreclosed assets	571	642	706	781	905
Total nonperforming assets	$8,290	8,678	9,325	9,837	10,664
As a percentage of total loans	0.88%	0.91	0.98	1.03	1.11

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Total (excluding PCI)(1):	$10,753	11,997	10,227	9,716	10,525
Less: FHA insured/guaranteed by the VA (2)(3)	9,786	10,934	9,266	8,873	9,585
Total, not government insured/guaranteed	$967	1,063	961	843	940
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$40	26	27	42	88
Real estate mortgage	23	23	11	2	11
Real estate construction	1	—	—	10	3
Total commercial	64	49	38	54	102
Consumer:
Real estate 1-4 family first mortgage (3)	164	219	190	145	149
Real estate 1-4 family junior lien mortgage (3)	48	60	49	44	42
Credit card	473	492	475	411	453
Automobile	113	143	111	91	79
Other revolving credit and installment	105	100	98	98	115
Total consumer	903	1,014	923	789	838
Total, not government insured/guaranteed	$967	1,063	961	843	940

(1)	PCI loans totaled $1.0 billion, $1.4 billion, $1.4 billion, $1.5 billion and $1.8 billion, at March 31, 2018 and December 31, September 30, June 30, and March 31, 2017, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended March 31, 2018	2009-2017
Balance, beginning of period	$8,887	10,447
Change in accretable yield due to acquisitions	—	161
Accretion into interest income (1)	(314)	(16,983)
Accretion into noninterest income due to sales (2)	(643)	(801)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	340	11,597
Changes in expected cash flows that do not affect nonaccretable difference (4)	(1,406)	4,466
Balance, end of period	$6,864	8,887

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At March 31, 2018, our carrying value for PCI loans totaled $10.7 billion and the remainder of nonaccretable difference established in purchase accounting totaled $293 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Balance, beginning of quarter	$11,960	12,109	12,146	12,287	12,540
Provision for credit losses	191	651	717	555	605
Interest income on certain impaired loans (1)	(43)	(49)	(43)	(46)	(48)
Loan charge-offs:
Commercial:
Commercial and industrial	(164)	(181)	(194)	(161)	(253)
Real estate mortgage	(2)	(4)	(21)	(8)	(5)
Real estate construction	—	—	—	—	—
Lease financing	(17)	(14)	(11)	(13)	(7)
Total commercial	(183)	(199)	(226)	(182)	(265)
Consumer:
Real estate 1-4 family first mortgage	(41)	(49)	(67)	(55)	(69)
Real estate 1-4 family junior lien mortgage	(47)	(54)	(70)	(62)	(93)
Credit card	(405)	(398)	(337)	(379)	(367)
Automobile	(300)	(261)	(274)	(212)	(255)
Other revolving credit and installment	(180)	(169)	(170)	(185)	(189)
Total consumer	(973)	(931)	(918)	(893)	(973)
Total loan charge-offs	(1,156)	(1,130)	(1,144)	(1,075)	(1,238)
Loan recoveries:
Commercial:
Commercial and industrial	79	63	69	83	82
Real estate mortgage	17	14	24	14	30
Real estate construction	4	3	15	4	8
Lease financing	5	4	5	6	2
Total commercial	105	84	113	107	122
Consumer:
Real estate 1-4 family first mortgage	59	72	83	71	62
Real estate 1-4 family junior lien mortgage	55	61	69	66	70
Credit card	73	62	60	59	58
Automobile	92	73	72	86	88
Other revolving credit and installment	31	27	30	31	33
Total consumer	310	295	314	313	311
Total loan recoveries	415	379	427	420	433
Net loan charge-offs	(741)	(751)	(717)	(655)	(805)
Other	(54)	—	6	5	(5)
Balance, end of quarter	$11,313	11,960	12,109	12,146	12,287
Components:
Allowance for loan losses	$10,373	11,004	11,078	11,073	11,168
Allowance for unfunded credit commitments	940	956	1,031	1,073	1,119
Allowance for credit losses	$11,313	11,960	12,109	12,146	12,287
Net loan charge-offs (annualized) as a percentage of average total loans	0.32%	0.31	0.30	0.27	0.34
Allowance for loan losses as a percentage of:
Total loans	1.10	1.15	1.16	1.16	1.17
Nonaccrual loans	134	137	129	122	114
Nonaccrual loans and other nonperforming assets	125	127	119	113	105
Allowance for credit losses as a percentage of:
Total loans	1.19	1.25	1.27	1.27	1.28
Nonaccrual loans	147	149	141	134	126
Nonaccrual loans and other nonperforming assets	136	138	130	123	115

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Tangible book value per common share (1):
Total equity		$206,710	208,079	206,617	205,949	202,310
Adjustments:
Preferred stock		(26,227)	(25,358)	(25,576)	(25,785)	(25,501)
Additional paid-in capital on ESOP preferred stock		(146)	(122)	(130)	(136)	(157)
Unearned ESOP shares		2,571	1,678	1,904	2,119	2,546
Noncontrolling interests		(958)	(1,143)	(895)	(915)	(989)
Total common stockholders' equity	(A)	181,950	183,134	181,920	181,232	178,209
Adjustments:
Goodwill		(26,445)	(26,587)	(26,581)	(26,573)	(26,666)
Certain identifiable intangible assets (other than MSRs)		(1,357)	(1,624)	(1,913)	(2,147)	(2,449)
Other assets (2)		(2,388)	(2,155)	(2,282)	(2,268)	(2,121)
Applicable deferred taxes (3)		918	962	1,550	1,624	1,698
Tangible common equity	(B)	$152,678	153,730	152,694	151,868	148,671
Common shares outstanding	(C)	4,873.9	4,891.6	4,927.9	4,966.8	4,996.7
Book value per common share	(A)/(C)	$37.33	37.44	36.92	36.49	35.67
Tangible book value per common share	(B)/(C)	31.33	31.43	30.99	30.58	29.75

		Quarter ended
(in millions, except ratios)		Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$5,533	5,740	4,131	5,450	5,233
Average total equity		206,189	207,413	207,723	205,755	201,559
Adjustments:
Preferred stock		(26,157)	(25,569)	(25,780)	(25,849)	(25,163)
Additional paid-in capital on ESOP preferred stock		(153)	(129)	(136)	(144)	(146)
Unearned ESOP shares		2,508	1,896	2,114	2,366	2,198
Noncontrolling interests		(997)	(998)	(926)	(910)	(957)
Average common stockholders’ equity	(B)	181,390	182,613	182,995	181,218	177,491
Adjustments:
Goodwill		(26,516)	(26,579)	(26,600)	(26,664)	(26,673)
Certain identifiable intangible assets (other than MSRs)		(1,489)	(1,767)	(2,056)	(2,303)	(2,588)
Other assets (2)		(2,233)	(2,245)	(2,231)	(2,160)	(2,095)
Applicable deferred taxes (3)		933	1,332	1,579	1,648	1,722
Average tangible common equity	(C)	$152,085	153,354	153,687	151,739	147,857
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	12.37%	12.47	8.96	12.06	11.96
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	14.75	14.85	10.66	14.41	14.35

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Total equity		$206.7	208.1	206.6	205.9	202.3
Adjustments:
Preferred stock		(26.2)	(25.4)	(25.6)	(25.8)	(25.5)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.1)	(0.2)
Unearned ESOP shares		2.6	1.7	1.9	2.1	2.5
Noncontrolling interests		(1.0)	(1.1)	(0.9)	(0.9)	(1.0)
Total common stockholders' equity		182.0	183.2	181.9	181.2	178.1
Adjustments:
Goodwill		(26.4)	(26.6)	(26.6)	(26.6)	(26.7)
Certain identifiable intangible assets (other than MSRs)		(1.4)	(1.6)	(1.9)	(2.1)	(2.4)
Other assets (2)		(2.4)	(2.2)	(2.3)	(2.2)	(2.1)
Applicable deferred taxes (3)		0.9	1.0	1.6	1.6	1.7
Investment in certain subsidiaries and other		0.4	0.2	(0.1)	(0.2)	(0.1)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	153.1	154.0	152.6	151.7	148.5
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,280.9	1,285.6	1,292.8	1,310.5	1,324.5
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	12.0%	12.0	11.8	11.6	11.2

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of March 31, 2018, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for December 31, September 30, June 30 and March 31, 2017, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s March 31, 2018, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Quarter ended March 31,
Net interest income (3)	$7,195	7,132	4,532	4,681	1,112	1,141	(601)	(630)	12,238	12,324
Provision (reversal of provision) for credit losses	218	646	(20)	(43)	(6)	(4)	(1)	6	191	605
Noninterest income	4,635	4,691	2,747	2,896	3,130	3,116	(816)	(772)	9,696	9,931
Noninterest expense	7,902	7,281	3,978	4,167	3,290	3,204	(928)	(860)	14,242	13,792
Income (loss) before income tax expense (benefit)	3,710	3,896	3,321	3,453	958	1,057	(488)	(548)	7,501	7,858
Income tax expense (benefit)	809	982	448	973	239	386	(122)	(208)	1,374	2,133
Net income (loss) before noncontrolling interests	2,901	2,914	2,873	2,480	719	671	(366)	(340)	6,127	5,725
Less: Net income (loss) from noncontrolling interests	188	90	(2)	(5)	5	6	—	—	191	91
Net income (loss)	$2,713	2,824	2,875	2,485	714	665	(366)	(340)	5,936	5,634

Average loans	$470.5	480.7	465.1	468.3	73.9	70.7	(58.5)	(56.1)	951.0	963.6
Average assets	1,061.9	1,095.8	829.2	810.5	84.2	81.8	(59.4)	(57.1)	1,915.9	1,931.0
Average deposits	747.5	717.8	446.0	465.3	177.9	197.5	(74.2)	(81.4)	1,297.2	1,299.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective first quarter 2018, assets and liabilities receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments and prior period operating segment results have been revised to reflect this methodology change. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01 in first quarter 2018, certain reclassifications will occur within noninterest income.

(2)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
COMMUNITY BANKING
Net interest income (2)	$7,195	7,239	7,154	7,133	7,132
Provision for credit losses	218	636	650	623	646
Noninterest income	4,635	4,481	4,366	4,822	4,691
Noninterest expense	7,902	10,216	7,852	7,266	7,281
Income before income tax expense	3,710	868	3,018	4,066	3,896
Income tax expense (benefit)	809	(2,682)	1,079	1,255	982
Net income before noncontrolling interests	2,901	3,550	1,939	2,811	2,914
Less: Net income from noncontrolling interests	188	78	62	46	90
Segment net income	$2,713	3,472	1,877	2,765	2,824
Average loans	$470.5	473.2	473.7	475.1	480.7
Average assets	1,061.9	1,073.2	1,089.6	1,083.6	1,095.8
Average deposits	747.5	738.3	734.6	727.7	717.8
WHOLESALE BANKING
Net interest income (2)	$4,532	4,557	4,763	4,809	4,681
Provision (reversal of provision) for credit losses	(20)	20	69	(65)	(43)
Noninterest income	2,747	2,883	2,741	2,670	2,896
Noninterest expense	3,978	4,187	4,234	4,036	4,167
Income before income tax expense	3,321	3,233	3,201	3,508	3,453
Income tax expense	448	854	894	775	973
Net income before noncontrolling interests	2,873	2,379	2,307	2,733	2,480
Less: Net income (loss) from noncontrolling interests	(2)	6	(7)	(9)	(5)
Segment net income	$2,875	2,373	2,314	2,742	2,485
Average loans	$465.1	463.5	463.7	466.9	468.3
Average assets	829.2	837.2	824.2	818.8	810.5
Average deposits	446.0	465.7	463.4	462.4	465.3
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,112	1,152	1,177	1,171	1,141
Provision (reversal of provision) for credit losses	(6)	(7)	(1)	7	(4)
Noninterest income	3,130	3,181	3,079	3,055	3,116
Noninterest expense	3,290	3,246	3,102	3,071	3,204
Income before income tax expense	958	1,094	1,155	1,148	1,057
Income tax expense	239	413	433	436	386
Net income before noncontrolling interests	719	681	722	712	671
Less: Net income from noncontrolling interests	5	6	3	1	6
Segment net income	$714	675	719	711	665
Average loans	$73.9	72.9	72.4	71.7	70.7
Average assets	84.2	83.7	83.2	82.4	81.8
Average deposits	177.9	184.1	184.4	190.1	197.5
OTHER (3)
Net interest income (2)	$(601)	(635)	(645)	(642)	(630)
Provision (reversal of provision) for credit losses	(1)	2	(1)	(10)	6
Noninterest income	(816)	(808)	(786)	(783)	(772)
Noninterest expense	(928)	(849)	(837)	(832)	(860)
Loss before income tax benefit	(488)	(596)	(593)	(583)	(548)
Income tax benefit	(122)	(227)	(225)	(221)	(208)
Net loss before noncontrolling interests	(366)	(369)	(368)	(362)	(340)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(366)	(369)	(368)	(362)	(340)
Average loans	$(58.5)	(57.8)	(57.5)	(56.8)	(56.1)
Average assets	(59.4)	(58.8)	(58.5)	(57.8)	(57.1)
Average deposits	(74.2)	(76.5)	(76.0)	(79.0)	(81.4)
CONSOLIDATED COMPANY
Net interest income (2)	$12,238	12,313	12,449	12,471	12,324
Provision for credit losses	191	651	717	555	605
Noninterest income	9,696	9,737	9,400	9,764	9,931
Noninterest expense	14,242	16,800	14,351	13,541	13,792
Income before income tax expense	7,501	4,599	6,781	8,139	7,858
Income tax expense (benefit)	1,374	(1,642)	2,181	2,245	2,133
Net income before noncontrolling interests	6,127	6,241	4,600	5,894	5,725
Less: Net income from noncontrolling interests	191	90	58	38	91
Wells Fargo net income	$5,936	6,151	4,542	5,856	5,634
Average loans	$951.0	951.8	952.3	956.9	963.6
Average assets	1,915.9	1,935.3	1,938.5	1,927.0	1,931.0
Average deposits	1,297.2	1,311.6	1,306.4	1,301.2	1,299.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective first quarter 2018, assets and liabilities receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments and prior period operating segment results have been revised to reflect this methodology change. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01 in first quarter 2018, certain reclassifications will occur within noninterest income.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
MSRs measured using the fair value method:
Fair value, beginning of quarter	$13,625	13,338	12,789	13,208	12,959
Purchases	—	—	541	—	—
Servicing from securitizations or asset transfers (1)	573	639	605	436	583
Sales and other (2)	(4)	(32)	64	(8)	(47)
Net additions	569	607	1,210	428	536
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	1,253	221	(171)	(305)	152
Servicing and foreclosure costs (4)	34	23	60	(14)	27
Discount rates (5)	—	13	—	—	—
Prepayment estimates and other (6)	43	(55)	(31)	(41)	(5)
Net changes in valuation model inputs or assumptions	1,330	202	(142)	(360)	174
Changes due to collection/realization of expected cash flows over time	(483)	(522)	(519)	(487)	(461)
Total changes in fair value	847	(320)	(661)	(847)	(287)
Fair value, end of quarter	$15,041	13,625	13,338	12,789	13,208

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances)

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Amortized MSRs:
Balance, beginning of quarter	$1,424	1,406	1,399	1,402	1,406
Purchases	18	40	31	26	18
Servicing from securitizations or asset transfers	34	43	41	37	45
Amortization	(65)	(65)	(65)	(66)	(67)
Balance, end of quarter	$1,411	1,424	1,406	1,399	1,402
Fair value of amortized MSRs:
Beginning of quarter	$2,025	1,990	1,989	2,051	1,956
End of quarter	2,307	2,025	1,990	1,989	2,051

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Servicing income, net:
Servicing fees (1)		$906	833	795	882	882
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	1,330	202	(142)	(360)	174
Changes due to collection/realization of expected cash flows over time		(483)	(522)	(519)	(487)	(461)
Total changes in fair value of MSRs carried at fair value		847	(320)	(661)	(847)	(287)
Amortization		(65)	(65)	(65)	(66)	(67)
Net derivative gains (losses) from economic hedges (3)	(B)	(1,220)	(186)	240	431	(72)
Total servicing income, net		$468	262	309	400	456
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$110	16	98	71	102

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,201	1,209	1,223	1,189	1,204
Owned loans serviced	337	342	340	343	335
Subserviced for others	5	3	3	4	4
Total residential servicing	1,543	1,554	1,566	1,536	1,543
Commercial mortgage servicing:
Serviced for others	510	495	480	475	474
Owned loans serviced	125	127	128	130	132
Subserviced for others	10	9	8	8	7
Total commercial servicing	645	631	616	613	613
Total managed servicing portfolio	$2,188	2,185	2,182	2,149	2,156
Total serviced for others	$1,711	1,704	1,703	1,664	1,678
Ratio of MSRs to related loans serviced for others	0.96%	0.88	0.87	0.85	0.87
Weighted-average note rate (mortgage loans serviced for others)	4.24	4.23	4.23	4.23	4.23

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$324	504	546	521	569
Commercial		76	95	81	81	101
Residential pipeline and unsold/repurchased loan management (1)		66	67	110	146	102
Total		$466	666	737	748	772
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$58	63	73	83	59
Refinances as a percentage of applications		35%	38	37	32	36
Wells Fargo first mortgage unclosed pipeline, at quarter end		$24	23	29	34	28
Residential real estate originations:
Purchases as a percentage of originations		65%	64	72	75	61
Refinances as a percentage of originations		35	36	28	25	39
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$16	23	26	25	21
Correspondent		27	30	32	31	22
Other (2)		—	—	1	—	1
Total quarter-to-date		$43	53	59	56	44
Held-for-sale	(B)	$34	40	44	42	34
Held-for-investment		9	13	15	14	10
Total quarter-to-date		$43	53	59	56	44
Total year-to-date		$43	212	159	100	44
Production margin on residential held-for-sale mortgage originations	(A)/(B)	0.94%	1.25	1.24	1.24	1.68

(1)
Predominantly includes the results of sales of modified Government National Mortgage Association (GNMA) loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Balance, beginning of period	$181	179	178	222	229
Assumed with MSR purchases (1)	—	—	10	—	—
Provision for repurchase losses:
Loan sales	3	4	6	6	8
Change in estimate (2)	1	2	(12)	(45)	(8)
Net additions (reductions) to provision	4	6	(6)	(39)	—
Losses	(4)	(4)	(3)	(5)	(7)
Balance, end of period	$181	181	179	178	222

(1)	Represents repurchase liability associated with portfolio of loans underlying mortgage servicing rights acquired during the period.

(2)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.